Exhibit 99.1

ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Announces 2009 Results and Year-End Reserves

SAN ANTONIO (March 17, 2010) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and twelve months ended December 31, 2009 and reserves as of December 31, 2009.

Financial and Operating Results
The twelve months ended December 31, 2009 resulted in:
•	Production of 1.6 MMBoe (4,476 Boepd);
•	Revenue of $52.8 million;
•	EBITDA(a) of $34.6 million;
•	Cash flow(a) of $23.9 million;
•	Net loss of $18.8 million, or $0.34 per share; and
•	Adjusted net income(a) of $8.9 million, or $0.16 per share, excluding certain non-cash items.

(a)	See reconciliation of non-GAAP financial measures below.

Adjusted net income, excluding certain non-cash items, for the year ended December 31, 2009 was $8.9 million, or $0.16 per share, compared to adjusted net income, excluding certain non-cash items, of $42.8 million or $0.87 per share during 2008.  For the year ended December 31, 2009, adjusted net income, excluding certain non-cash items, excludes unrealized losses on derivative contracts of $27.7 million.  For the year ended December 31, 2008, adjusted net income, excluding certain non-cash items, excludes unrealized gains on derivative contracts of $37.9 million, the loss attributable to the ceiling-test impairment of $116.4 million, the loss attributable to the non-controlling interest that exceeded the non-controlling interest equity capital of $9.3 million and the loss on exchange rights of $7.4 million.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically period to period.  As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with ASC 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period end valuation.

Reserves as of December 31, 2009
Abraxas’ proved reserves at December 31, 2009 were 24.9 MMBoe.  In addition, DeGolyer and MacNaughton (“D&M”), Abraxas’ independent reservoir engineering firm, estimated 7.4 MMBoe of probable reserves and 5.1 MMBoe of possible reserves on certain properties.  Of Abraxas’ proved reserves, 65% were natural gas and 56% were classified as proved developed.  Abraxas operates over 82% of its proved reserves (by volume) and its reserve life index exceeds 15 years.  D&M estimated approximately 92% of Abraxas’ proved reserves (by volume) and the residual reserves were estimated internally.

Total capital expenditures for 2009 were approximately $16.5 million (excluding divestitures).  Overall 3.7 MMBoe of proved reserves were added which was offset by 1.6 MMBoe of production and 2.2 MMBoe

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

 of revisions, for a finding and development cost of $14.43 per Boe and an 88% reserve replacement for 2009 under the current SEC regulations.  Under previous SEC regulations (which are discussed in more detail below) which include 2.0 MMBoe of positive revisions for year-end commodity prices and 5.0 MMBoe of positive revisions for 5-year PUD limitations, Abraxas’ reserve replacement would have been 512% and its finding and development cost would have been $2.48 per Boe.

The following table contains certain reserve information at year-end 2009 under the current SEC regulations and under the previous SEC regulations:

	Current SEC Regulations	Previous SEC Regulations
Proved Reserves (MMBoe)	24.9	31.8
Reserve Replacement	88%	512%
Finding Cost (F&D) per Boe	$ 14.43	$ 2.48
Natural Gas %	65%	68%
Proved Developed %	56%	44%
Reserve Life Index	15.3x	19.5x

The following table provides a reconciliation of proved reserves from December 31, 2008 to December 31, 2009 in MMBoe under the current SEC regulations and under the previous SEC regulations:

	Current SEC Regulations	Previous SEC Regulations
Proved Reserves at 12/31/08	25.1	25.1
Extensions / Discoveries	3.7	3.7
Acquisitions / Divestitures	(0.1)	(0.1)
Revisions	(2.2)	2.7
Price Revisions	—	2.0
Production	(1.6)	(1.6)
Proved Reserves at 12/31/09	24.9	31.8

Present Value, Discounted 10% - Future Net Cash Flow (“PV10”) ($MM)	$ 150.5	$ 331.8

In December 2008, the Securities and Exchange Commission (“SEC”) issued new regulations for oil and gas reserve reporting which went into effect at year-end 2009.  One of the key elements of the new regulations relate to the commodity prices which are used to calculate reserves and PV10.  The new regulations require using an average price based upon the prior 12-month period rather than the previous regulations which utilized commodity prices on the last day of the year.  The 12-month average commodity price index during 2009 was $61.18 per barrel of oil and $4.19 per Mcf of gas compared to commodity prices indices on December 31, 2009 of $79.36 per barrel of oil and $5.57 per Mcf of gas.  Using year-end 2009 commodity prices, Abraxas’ total proved reserves would have been 26.9 MMBoe with a PV10 of $290.4 million.

The following matrix reflects Abraxas’ total proved reserves (MMBoe) and PV10 (in millions) at various commodity prices:

Oil Price
Gas Price		$ 40.00	$ 50.00	$ 60.00	$ 70.00	$ 80.00
	$ 4.00	22.5 $ 62.4	23.7 $ 98.4	24.6 $ 137.0	25.3 $ 177.3	25.8 $ 218.4
	$ 5.00	23.5 $ 109.0	24.6 $ 145.3	25.5 $ 184.1	26.1 $ 224.4	26.6 $ 265.6
	$ 6.00	24.1 $ 156.8	25.2 $ 193.2	26.1 $ 232.2	26.7 $ 272.6	27.1 $ 313.9
	$ 7.00	24.6 $ 205.3	25.6 $ 241.9	26.5 $ 280.9	27.1 $ 321.3	27.5 $ 362.6
	$ 8.00	24.9 $254.3	26.0 $ 290.9	26.8 $ 330.0	27.4 $ 370.5	27.8 $ 411.8

Another key element of the new regulations require that a company write-off proved undeveloped reserves if they have been on that company’s reserve report for over five years.  Under these new regulations, Abraxas was required to write-off approximately 5.0 MMBoe of proved reserves.  The overwhelming majority of these proved reserves are now classified as probable reserves, even though they are the same reserves as five years ago and no less certain, but since they are gas weighted and as a result of the sharp disconnect in commodity prices, Abraxas elected to postpone the majority of its gas development, especially on lands that are held by production, and consequently, these reserves were re-classified.  These reserves would have added $41.4 million to PV10 using year-end commodity prices.

Comments
“2009 can be summarized as a year of the more things change, the more they are the same.  After enduring a year of extreme stress in the financial markets, we find ourselves at the end of 2009 once again owning producing properties that we had originally contributed to our master limited partnership.  Nonetheless, we exit 2009 as a much larger, stronger company, and one capable of pursuing our exciting upside potential.  We are quite pleased with our position in several resource plays, namely the Bakken/Three Forks oil play in the Williston Basin and the emerging Eagle Ford shale play in South Texas and we look forward to increased activity in these plays as well as others throughout 2010 and beyond,” commented Bob Watson, Abraxas’ President and CEO.

Conference Call
Abraxas invites you to participate in a conference call on Thursday, March 18, 2010, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the contents of this release and respond to questions.  Please dial 1.888.679.8035, passcode 67541741, 10 minutes before the scheduled start time, if you would like to participate in the call.  The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations.  In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil.  In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Vice President - Corporate Finance
Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Financial Results:
Revenues	$16,123	$14,471	$52,750	$100,310
EBITDA(a)	5,398	9,983	34,630	57,569
Cash flow(a)	3,074	7,502	23,857	47,831
Net loss	(8,828)	(56,479)	(18,780)	(52,403)
Net loss per share – basic	$(0.12)	$(1.15)	$(0.34)	$(1.07)
Adjusted net income (loss), excluding certain non-cash items(a)	(3,855)	21,996	8,870	42,822
Adjusted net income (loss), excluding certain non-cash items(a), per share – basic	$(0.05)	$0.45	$0.16	$0.87
Weighted average shares outstanding – basic	74,156	49,161	55,499	49,005

Production:
Crude oil per day (Bopd)	1,557	1,593	1,586	1,502
Natural gas per day (Mcfpd)	16,874	16,063	17,340	17,330
Crude oil equivalent per day (Boepd)	4,369	4,270	4,476	4,391
Crude oil equivalent (MBoe)	402	393	1,634	1,607

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$62.32	$67.36	$65.86	$81.35
Natural gas ($ per Mcf)	4.18	5.85	4.99	7.11
Crude oil equivalent ($ per Boe)	38.34	47.11	42.67	55.89

Expenses:
Lease operating ($ per Boe)	$14.53	$12.62	$12.50	$10.91
Production taxes (% of oil and gas revenue)	10.9%	12.6%	11.2%	9.2%
General and administrative, excluding stock-based compensation ($ per Boe)	4.60	4.02	3.96	3.56
Cash interest ($ per Boe)	5.78	6.32	6.59	6.06
Depreciation, depletion and amortization ($ per Boe)	11.86	16.39	10.95	14.53

(a)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	December 31, 2009	December 31, 2008

Cash	$1,861	$1,924
Working capital (a)	(2,568)	(5,698)
Property and equipment – net	156,156	160,308
Total assets	176,236	211,839

Long-term debt	143,592	130,835
Stockholders’ equity (deficit)	(18,363)	4,658
Common shares outstanding	76,232	49,622

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands except per share data)	Year Ended December 31,
	2009	2008	2007

Revenues:
Oil and gas production revenues	$51,829	$99,084	$46,906
Rig revenues	914	1,210	1,396
Other	7	16	7
	52,750	100,310	48,309
Operating costs and expenses:
Lease operating	20,421	17,536	7,427
Production taxes	5,803	9,099	3,827
Depreciation, depletion, and amortization	17,886	23,343	14,292
Ceiling-test impairment	—	116,366	—
Rig operations	758	856	801
General and administrative (including stock-based compensation of $1,239, $1,404, $996)	7,705	7,127	6,438
	52,573	174,327	32,785
Operating income (loss)	177	(74,017)	15,524

Other (income) expense:
Interest income	(15)	(187)	(408)
Interest expense	11,346	10,496	8,392
Amortization of deferred financing fees	1,326	1,028	671
Loss (gain) on derivative contracts (unrealized of $27,650, $(37,860) and $6,288)	12,322	(28,333)	4,363
Loss on debt extinguishment	—	—	6,455
Financing fees	362	359	—
Loss (gain) on sale of assets	—	—	(59,439)
Other	2,071	8,523	347
	27,412	(8,114)	(39,619)
Loss before income tax and non-controlling interest	(27,235)	(65,903)	55,143
Income tax expense	1,290	—	283
Income (loss) before non-controlling interest	(28,525)	(65,903)	54,860
Non-controlling interest	9,745	13,500	1,842
Net income (loss) to Abraxas	$(18,780)	$(52,403)	$56,702

Net income (loss) per common share - basic	$(0.34)	$(1.07)	$1.22
Net income (loss) per common share - diluted	$(0.34)	$(1.07)	$1.19

Weighted average shares outstanding:
Basic	55,499	49,005	46,337
Diluted	55,499	49,005	47,593

ABRAXAS PETROLEUM CORPORATION

         RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements.  Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity.  As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies.  Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Operating income (loss)	$1,379	$(116,990)	$177	$(74,017)
Depreciation, depletion and amortization	4,766	6,439	17,886	23,343
Ceiling-test impairment	—	116,366	—	116,366
Stock-based compensation	379	108	1,239	1,404
Realized gain (loss) on derivative contracts	(1,126)	4,060	15,328	(9,527)
Cash interest	(2,324)	(2,481)	(10,773)	(9,738)
Cash flow	$3,074	$7,502	$23,857	$47,831

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items.  The following table provides a reconciliation of EBITDA to operating income for the periods presented – see consolidated statements of operations for a reconciliation of net income (loss) to operating income.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Operating income (loss)	$1,379	$(116,990)	$177	$(74,017)
Depreciation, depletion and amortization	4,766	6,439	17,886	23,343
Ceiling-test impairment	—	116,366	—	116,366
Stock-based compensation	379	108	1,239	1,404
Realized gain (loss) on derivative contracts	(1,126)	4,060	15,328	(9,527)
EBITDA	$5,398	$9,983	$34,630	$57,569

 This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items”, which is a non-GAAP financial measure as defined under SEC rules.  The following table provides a reconciliation of adjusted net income (loss), excluding non-cash change in derivative fair value, loss associated with non-controlling interest and sale of assets, and loss on ceiling-test impairment, to net income (loss) for the periods presented.  Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net loss	$(8,828)	$(56,479)	$(18,780)	$(52,403)
Loss associated with non-controlling interest (a)	—	9,333	—	9,333
Loss (gain) on unrealized derivative contracts	4,973	(54,610)	27,650	(37,860)
Loss on exchange rights	—	7,386	—	7,386
Loss on ceiling-test impairment	—	116,366	—	116,366
Adjusted net income (loss), excluding certain non-cash items	$(3,855)	$21,996	$8,870	$42,822
Net loss per share – basic	(0.12)	(1.15)	(0.34)	(1.07)
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$(0.05)	$0.45	$0.16	$0.87

(a)	Loss attributable to the non-controlling interest that exceeded the controlling interest equity capital in the Partnership.